Exhibit 99.1

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – JUNE 2, 2016

Disclosure of Annual Meeting Votes

The following table sets forth the voting results of HeartWare stockholders at HeartWare’s Annual Meeting of Stockholders held on June 2, 2016.

No.	Proposal	Vote Type	Vote Results	Voted (%)
1.	Election of Directors
	a) Chadwick Cornell	For	13,394,956	98.59%
		Withheld	190,967	1.41%
		Non Votes	2,671,422	—

	b) Douglas Godshall	For	13,219,777	97.30%
		Withheld	366,146	2.70%
		Non Votes	2,671,422	—

	c) Seth Harrison, M.D.	For	13,343,153	98.21%
		Withheld	242,770	1.79%
		Non Votes	2,671,422	—

	d) Stephen Oesterle, M.D.	For	13,407,521	98.69%
		Withheld	178,402	1.31%
		Non Votes	2,671,422	—

	e) Robert Stockman	For	13,343,332	98.21%
		Withheld	242,591	1.79%
		Non Votes	2,671,422	—

2.	Ratification of Appointment of Grant Thornton LLP
		For	16,087,789	98.96%
		Against	169,556	1.04%
		Abstain	0	—
		Non Votes	0	—

5.	Executive Compensation Advisory Vote
		For	12,890,932	94.88%
		Against	690,137	5.08%
		Abstain	4,854	0.04%
		Non Votes	2,671,422	—